Exhibit 99.1

Blockbuster Inc. Announces Compliance with Third Quarter Debt Covenants

Third Quarter Domestic Same-Store Rental Revenues Outpace Industry

DALLAS – Oct. 6, 2005 – Blockbuster Inc. (NYSE: BBI, BBI.B) today announced that its third quarter reported results will reflect that the Company is in compliance with its debt covenants for the third quarter.

The Company also announced that its domestic same-store rental revenues for the third quarter of 2005 outperformed the industry, which according to Rentrak estimates was down 11.7% for the quarter, including both store-based and online rental revenues. By contrast, Blockbuster preliminarily estimates domestic same-store rental revenues for the third quarter of 2005 to be down approximately 1%, including online rental revenues and after the impact of the elimination of extended viewing fees, which accounted for approximately 13% of the Company’s third quarter 2004 rental revenues.

Additionally, the Company said it remains committed to growing the online business, but that it expects to reach its goal of 2 million subscribers to BLOCKBUSTER Online™ later in 2006 than originally anticipated.

“In the face of a challenging rental industry, we believe we will continue to outperform the store-based rental industry as a result of the elimination of extended viewing fees, and we see significant growth opportunities in the online rental business that we intend to aggressively pursue,” said John Antioco, Blockbuster Chairman and CEO.

The Company expects to announce its full third quarter results in early November.

About Blockbuster

Blockbuster Inc. is a leading global provider of in-home movie and game entertainment, with more than 9,100 stores throughout the Americas, Europe, Asia and Australia. The Company may be accessed worldwide at blockbuster.com.

This release includes forward-looking statements related to Blockbuster’s operations, financial performance and business outlook. Specific forward-looking statements include, without limitation, statements relating to (i) Blockbuster’s expectations with respect to its reported results for the third quarter of 2005, including with respect to its ability to comply with its debt covenants and its domestic same-store rental revenues; (ii) Blockbuster’s expectations with respect to meeting its subscriber goals for its online business; (iii) Blockbuster’s expectations with respect to its ability to outperform the store-based rental industry as a result of its elimination of extended viewing fees; and (iv) Blockbuster’s expectations with respect to significant growth opportunities in the online rental business and it related aggressive pursuit of those opportunities. These forward-looking statements are based on Blockbuster’s current intent, expectations, estimates and projections and are not guarantees of future performance. These statements involve risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results to vary materially from those expressed in or indicated by them. Factors include, among others: (i) consumer appeal of Blockbuster’s existing and planned product and service offerings, in particular its “No Late Fees” program and its online and in-store subscription initiatives, and the related impact of competitor pricing and product and service offerings, and overall industry performance; (ii) Blockbuster’s ability to respond to changing consumer preferences and to effectively adjust its offerings if and as necessary; (iii) Blockbuster’s ability to effectively and timely prioritize and implement its initiatives and its related ability to timely implement and maintain the necessary information technology systems and infrastructure to support its initiatives; (iv) the extent and timing of Blockbuster’s continued investment of incremental operating expenses and capital expenditures to continue to develop and implement its initiatives and its corresponding ability to effectively control operating expenses; (v) the studios’ dependence on revenues generated from retail home video and their related determinations with respect to pricing and the timing of distribution of their product; (vi) the variability in consumer appeal of the movie titles and games software released for rental and sale; (vii) Blockbuster’s ability to comply with operating and financial restrictions and covenants in its debt agreements; (viii) Blockbuster’s ability to obtain favorable terms from suppliers, including on such matters as copy depth and uses of product; (ix) the application and impact of future accounting policies or interpretations of existing accounting policies; (x) the effect of game platform cycles; (xi) the impact of developments affecting Blockbuster’s outstanding litigation and claims against it; and (xii) other factors, as described in Blockbuster’s filings with the Securities and Exchange Commission, including the detailed factors discussed under the heading “Cautionary Statements” in Blockbuster’s annual report on Form 10-K for the fiscal year ended December 31, 2004 and under “Disclosure Regarding Forward-Looking Information” in Blockbuster’s quarterly report on Form 10-Q for the quarter ended June 30, 2005.

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Contact:	Media
Karen Raskopf
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(214) 854-3190
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(214) 854-3190

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Mary Bell
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(214) 854-3863
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Angelika Torres
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(214) 854-4279